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                                                                     EXHIBIT 5.1


                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002


                                  May 23, 2001


Board of Directors
El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

         Re:      Registration Statement on Form S-3
                  Zero Coupon Convertible Debentures Due February 28, 2021

Gentlemen:

      We have acted as special counsel to El Paso Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission relating to the proposed registration for the resale by certain selling securityholders identified in the Registration Statement of (i) $1,766,500,000 principal amount at maturity of Zero Coupon Convertible Debentures due February 28, 2021 (the "Debentures"), which were issued pursuant to an Indenture relating to the Company's senior debt securities, dated as of May 10, 1999 between the Company and The Chase Manhattan Bank, as trustee thereunder (the "Trustee"), as supplemented by the first four supplemental indentures thereto bearing various dates, and by the Fifth Supplemental Indenture dated February 28, 2001 (collectively, the "Indenture"), and (ii) up to 8,456,621 shares (the "Shares") of common stock, par value $3.00 per share (the "Common Stock"), of the Company, such Shares being issuable (subject to adjustment as provided in the Indenture) upon conversion or repurchase of the Debentures.

      In arriving at the opinions expressed below, we have examined (i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, as amended to date, including the form of prospectus included therein and the documents incorporated by reference therein, (iii) the Indenture and (iv) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

      In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder
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and have also assumed the due authorization by all requisite action, corporate or other, and the due execution (or, in the case of the Trustee in respect of the Debentures, authentication) and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.

      Based upon and subject to the foregoing and subject also to the other qualifications and limitations set forth herein, we are of the opinion that:

      (a) The Debentures constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and (ii) general principles of equity including, without limitation, reasonableness, materiality, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

      (b) The Shares initially issuable upon conversion of the Debentures have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Debentures and the Indenture, will be duly and validly issued, fully paid and non-assessable.

      (c) The Shares issuable upon repurchase of the Debentures by the Company have been duly and validly authorized and, when issued and delivered upon repurchase of the Debentures in accordance with the provisions of the Debentures and the Indenture, will be duly and validly issued, fully paid and non-assessable.

      This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. We express no opinion other than as to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws) and, to the extent applicable, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                          Very truly yours,


                                          /s/ ANDREWS & KURTH L.L.P.